Exhibit 99.1

Straight Path Communications Reports Results for First Quarter Fiscal 2015

GLEN ALLEN, VA - December 10, 2014 - Straight Path Communications Inc. (NYSE MKT: STRP), a communications asset company that holds an extensive portfolio of 39 GHz and 28 GHz wireless spectrum licenses with deep coverage across the entire United States and an intellectual property portfolio focused on communications over the Internet, announced today operating results for its first quarter of fiscal 2015 for the three months ended October 31, 2014.

Q1 Fiscal Year 2015 Highlights

(In millions of USD)	Fiscal 2015 – Q1	Fiscal 2014 – Q1	Fiscal 2014 – Q4
Total Revenues	$4.8	$0.1	$3.3
Total Costs	$3.2	$0.6	$2.5
Income (Loss) from Operations	$1.6	-$0.5	$0.8
Income Taxes	$0.8	$0.0	-$2.4
Net Income (Loss) attributable to SPCI	$0.7	-$0.4	$3.0

●	Cash and cash equivalents rose to $21.7 million at October 31, 2014, an increase of $0.4 million from July 31, 2014

●	Total Revenues were the highest quarterly total to date, at $4.8 million, a $1.5 million increase over the previous quarter’s $3.3 million

●	Income from Operations doubled for this quarter over the previous quarter, at $1.6 million compared to $0.8 million

●	Completed three additional confidential settlement and license agreements in the quarter totaling $2.5 million in gross proceeds

●	The Federal Communications Commission (“FCC”) released a Notice of Inquiry (“NOI”) to examine millimeter spectrum for mobility

Management Comments

Davidi Jonas, Chief Executive Officer of Straight Path commented, “I am pleased to announce that Straight Path continued to deliver strong financial results and secure important strategic positioning in the first quarter of our 2015 fiscal year. In particular, our long-term strategy to utilize our spectrum assets for mobile services took important steps forward, as we hired Jerry Pi as our Chief Technical Officer, and the FCC published a Notice of Inquiry regarding the use of frequencies above 24 GHz for mobility. The NOI is a significant industry milestone towards potential regulatory changes that could have important implications for the future of our spectrum holdings.

“We continued to advance our mid-term strategy to utilize our spectrum for small cell backhaul, and we expect testing with our spectrum in fiscal 2015. Regarding our near-term strategy to increase revenue and utilization of our nationwide holdings for backhaul of existing wireless installations, we have seen growing interest, and expect to see impactful developments in fiscal 2015 and beyond. We are working with leading radio manufacturers, vendors and channel partners to bring to the market cost effective and innovative products and offerings.”

Mr. Jonas continued, “As previously announced, our IP Group entered into three settlement and license agreements in Q1, with industry leaders Netflix, Vonage and Blackberry. Our total gross proceeds from licensing and settlement fees since our spin-off stands at $18.3 million, all of which has been collected. We commenced additional actions against Apple, Avaya, Cisco and Verizon for infringement of our IP. We were quite disappointed by the decision of the Patent Office’s Trial and Appeal Board to, in our opinion, misconstrue claim terms and thereby invalidate 17 claims of our ‘704 patent. We have begun the process to appeal this erroneous decision to the Federal Circuit. We made the strategic decision to pull in the reins in our pending actions during the appeal process, and a number of cases have been stayed or dismissed without prejudice. The remaining cases are in earlier stages. We will vigorously defend our intellectual property, and though the PTAB’s action may delay justice, it may, we believe, ultimately be of great service to us, as the Federal Circuit’s proper construction (overturning the PTAB) will be binding on the district courts where all of our current cases reside.”

Mr. Jonas concluded, “We are excited for our prospects to monetize and increase the underlying value of our spectrum holdings and protect our IP assets as we move ahead in fiscal 2015 and beyond.”

Investor Conference Call

Straight Path will host a conference call this afternoon, Wednesday, December 10th at 4:30pm EST to provide a business update and answer questions from the investment community. To participate, please call 1-888-349-0087 from the U.S. or + 1-412-902-4295 internationally and use access code: 10057048. The conference call will also be available via a listen-only webcast by accessing the Investors section of Straight Path Communications’ website, www.spathinc.com/investors.

A replay of the conference call will also be available approximately two hours after completion of the live conference call at www.spathinc.com/investors. A telephonic replay of the call will be available until December 17, 2014. To access the replay, please dial: 1-877-870-5176 from the U.S. or +1-858-384-5517 internationally. Participants must use the following code to access the replay of the call: 10057048.

About Straight Path Communications Inc.

Straight Path (NYSE MKT: STRP) holds, leases, and markets its extensive holdings of 39 GHz and 28 GHz fixed wireless spectrum licenses through its Straight Path Spectrum subsidiary. Straight Path holds, licenses, and conducts other business related to certain patents through its Straight Path IP Group subsidiary. Additional information is available on Straight Path’s website: http://spathinc.com/

Safe Harbor

In this press release, all statements that are not purely about historical facts, including, but not limited to, those in which we use the words "believe," "anticipate," "expect," "plan," "intend," "estimate, "target" and similar expressions, are forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. While these forward-looking statements represent our current judgment of what may happen in the future, actual results may differ materially from the results expressed or implied by these statements due to numerous important factors, including, but not limited to, those described in our Annual Report on Form 10-K for the fiscal year ended July 31, 2014 and our other periodic filings with the SEC (under the headings "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations"). We are under no obligation, and expressly disclaim any obligation, to update the forward-looking statements in this press release, whether as a result of new information, future events or otherwise.

Contact:

Yonatan Cantor

Straight Path Communications Inc.

804-433-1523

yonatan.cantor@spathinc.com

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STRAIGHT PATH COMMUNICATIONS INC.

CONSOLIDATED BALANCE SHEETS

(In thousands)

	October 31, 2014	July 31, 2014
	(Unaudited)

Assets
Current assets:
Cash and cash equivalents	$21,680	$21,232
Trade accounts receivable	78	61
Prepaid expenses - related to settlements and licensing - current portion	4,620	4,999
Deferred tax assets - current portion	1,637	2,392
Other current assets	212	92
Total current assets	28,227	28,776
Prepaid expenses - related to settlements and licensing - long-term portion	-	761
Intangible assets	350	350
Deferred tax assets - long-term portion	417	417
Other assets	137	135
Total Assets	$29,131	$30,439

Liabilities and Equity
Current liabilities:
Trade accounts payable	$276	$-
Accrued expenses	1,185	1,334
Due to IDT Corporation	-	6
Deferred revenue	9,528	10,254
Income taxes payable	388	470
Total current liabilities	11,377	12,064
Deferred revenue - long-term portion	124	1,676
Total liabilities	11,501	13,740
Commitments and contingencies
Equity
Straight Path Communications Inc. stockholders’ equity:
Preferred stock, $0.01 par value; 3,000 shares authorized; no shares issued and outstanding	-	-
Class A common stock, $0.01 par value; 2,000 shares authorized; 787 shares issued and outstanding	8	8
Class B common stock, $0.01 par value; 40,000 shares authorized; 11,197 and 11,013 shares issued, 11,161 and 11,013 shares outstanding as of October 31, 2014 and July 31, 2014	112	110
Additional paid-in capital	15,274	14,886
Retained earnings	2,743	2,037
Treasury stock, 36 shares at cost	(348)	-
Total Straight Path Communications Inc. stockholders’ equity	17,789	17,041
Noncontrolling interests	(159)	(342)
Total equity	17,630	16,699
Total liabilities and equity	$29,131	$30,439

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STRAIGHT PATH COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF OPERATIONS

(Unaudited)

(In thousands, except per share data)

	Three Months Ended
	October 31,
	2014	2013

Revenues	$4,823	$127

Costs and expenses:
Direct cost of revenues	2,108	28
Selling, general and administrative	1,103	569

Total costs and expenses	3,211	597

Income (loss) from operations	1,612	(470)

Other income:
Interest income	9	3
Other income	23	-
Income from IDT Corporation payments of liabilities	-	50

Total other income	32	53

Income (loss) before income taxes	1,644	(417)
Provision for income taxes	(755)	-

Net income (loss)	889	(417)
Net (income) loss attributable to noncontrolling interests	(183)	26

Net income (loss) attributable to Straight Path Communications Inc.	$706	$(391)

Earnings (loss) per share attributable to Straight Path Communications Inc. stockholders:
Basic	$0.06	$(0.04)

Diluted	$0.06	$(0.04)

Weighted-average number of shares used in calculation of earnings (loss) per share:
Basic	11,398	10,508

Diluted	11,803	10,508

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STRAIGHT PATH COMMUNICATIONS INC.

CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(In thousands)

	Three Months Ended
	October 31,
	2014	2013

Operating activities:
Net income (loss)	$889	$(417)
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities:
Common stock issued for compensation - restricted shares	383	152
Stock-based compensation - stock options	-	4
Deferred tax assets	755	-
Changes in assets and liabilities:
Trade accounts receivable, net	(17)	29
Prepaid expenses - settlements and licensing	1,140	-
Other current assets	(120)	18
Other assets	(2)	-
Trade accounts payable	276	1
Accrued expenses	(497)	(20)
Due to IDT Corporation	(6)	159
Deferred revenue	(2,278)	(18)
Income taxes payable	(82)	-
Net cash provided by (used in) operating activities	441	(92)

Financing activities
Common stock issued upon exercise of stock options	7	-
Net cash provided by financing activities	7	-

Net increase (decrease) in cash and cash equivalents	448	(92)
Cash and cash equivalents at beginning of period	21,232	15,000
Cash and cash equivalents at end of period	$21,680	$14,908

Supplemental schedule of noncash activities
Common stock withheld for payroll tax purposes	$348	$-

Supplemental cash flow information
Cash paid during the period for income taxes	$82	$-

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